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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of Take-Two Interactive Software, Inc. (the "Company") for the registration of common stock and debt securities and to the incorporation by reference therein of our reports dated December 16, 2008, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company included in its Annual Report (Form 10-K) for the year ended October 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY
May 27, 2009

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM